Exhibit 99.1

NEWS

One Horizon Group CEO Mark White Provides

Update to Shareholders

LONDON, August 2, 2018 – One Horizon Group, Inc. (NASDAQ: OHGI) issued the following letter to shareholders today from Mark White, Chief Executive Officer.

Dear Fellow Shareholders –

Please let me take this opportunity to thank you for your support and to provide you a detailed update with respect to our business activities.

Like many of you, I am keenly aware that our stock price is an important measure of our Company’s health. Notwithstanding the progress we have made since I rejoined One Horizon Group last fall, in recent months our stock price has come under pressure.

Based on our analysis and shareholder dialogue, there are two principal reasons why our stock is trading at a discount to what we believe is its true fair market value: (1) the litigation initiated by Zhanming Wu; and (2) a lack of clarity regarding the strategy behind our acquisition of a majority stake in Banana Whale Studios.

We remain confident in our litigation position and we expect the matter with Mr. Wu to be resolved in due course.

One Horizon’s acquisition of Banana Whale is central to our strategy to position One Horizon as a leader in the digital and cashless payment systems market, and to capitalize on our unique mobile APP-based social media marketplace for experiences and now, our gaming engine. All of the acquisitions we have made to date are complementary; our subsidiaries will provide key services to each other and our clients.

Our relationship with Minor League Baseball (“MiLB”) is an example of where the strengths of our various subsidiaries will prove useful. 123Wish, one of our other subsidiaries, is in the process of adapting its platform specifically for MiLB. 123Wish’s platform will be integrated with MiLB’s mobile APP to offer once-in-a-lifetime opportunities for MiLB fans to engage in experiences with their favorite MiLB players and teams as well as other influencers and brands supportive of MiLB.

As part of our relationship with MiLB, we will manage joint business activities arising as a result of new payment methods, including co-branded credit cards, prepaid cards, corporate cards, debit cards, virtual cards, purchasing cards, e-commerce payments, digital wallets, contactless and mobile payments. Developers at 123Wish and Banana Whale have been working for months on digital payment systems and currencies that will serve an array of related markets ranging from credit and debit card reward programs, electronic payments, mobile and web-based gaming, cashless business, digital wallets and charitable giving, among others.

In the case of the MiLB APP powered by 123Wish’s platform, we will participate in the economics along with MiLB, a credit card association (Mastercard or Visa) and an issuer bank. There will be local, regional and national opportunities for access to exclusive seats and merchandise and chances to engage directly with players from fans’ favorite MiLB teams. In addition, holders of the MiLB credit card will be able to access their account information directly through the MiLB APP and have the ability to redeem digital currency for the purchase of curated experiences, tickets and merchandise.

Since the June 29, 2018, MiLB announcement, I participated along with top MiLB management at the MiLB Partner Summit, which took place in Columbus, Ohio on July 10 and 11. I then traveled to Minneapolis, Minnesota on July 12 and 13, to meet with one of the potential credit card issuer banks with whom we are in discussions along with their rewards management partner. Talks with this bank and others are ongoing and have been favorable. Last Friday, members of our team met at MiLB headquarters to discuss the process of integrating the 123Wish platform and the MiLB APP, and we are in the process of negotiating a broad contract with MiLB. As earlier reported, One Horizon should anticipate revenues of more than $40 million during the initial contract term of approximately six years, from card activations, ongoing fees based on monthly card spend, and that we will receive a share of interest and fees generated.

Original content, video and music production, are key to the success of the 123Wish celebrity experience platform as well as the anticipated MiLB experiences. As part of our strategy, One Horizon-owned Love Media House will help create necessary content and already has been hard at work filming experiences purchased or won by 123Wish subscribers. The addition of this new experience-based content on the 123Wish APP has been driving subscriber growth as well as APP downloads and views. Here are some highlights from the 123Wish analytics from July 15 – 22: 80 new subscribers; 187 new downloads; 6697 website page views; and more than 40,000 Instagram impressions and views related to the Love Media House-created, video content.

In addition to Banana Whale’s growing gaming business, Banana Whale provides us with blockchain development capacity as well as payment systems experience across various currency platforms. Digital payment systems will streamline the purchase of entries into these experiences and underpin card program rewards. As part of our stategy, this month we completed blockchain integration for Banana Whale’s “Limitless” gaming platform, allowing operators to accept cryptocurrency payments and providing related support. Our “Limitless Wallet” can now accept and settle cryptocurrency-based payments in addition to payments in all major fiat currencies.

Some shareholders are concerned that approximately seven million shares were issued upon closing of the Banana Whale transaction. I want to assure you that all of the shares are restricted and subject to performance metrics, which reflect approximately $5.0 million in net profits that Banana Whale management projected it would generate over the next 24 months. Although the shares were issued to Banana Whale’s principals up front, as in the case of our other acquisitions, the number of shares they will retain is determined by the net profit Banana Whale generates over the next 24 months. Absent performance, all of the approximately 7 million shares will be forfeited. From what we have seen to date, we remain confident that Banana Whale will make a solid contribution to our profits.

I would also like to update you on the progress of our proposed acquisition of Browning Production and Entertainment (“BP&E”). We were, unfortunately delayed in our due diligence process, which has impacted our timetable. We are currently working closely with BP&E and expect to update the market in the coming weeks.

In summary, I believe the recent decline in our stock price is an overreaction to a litigation that will find a resolution and that should not impact our business strategy as well as poor communication regarding the merits surrounding the Company’s acquisition of Banana Whale. It is my hope that you can appreciate the logic and business purpose behind the acquisitions that we have made, which have been accretive and are currently generating revenue, as we work to establish ourselves as a leader at the crossroads of disruptive mobile APP-based social media, gaming, electronic commerce and secure digital transactions.

Thank you all once again for your confidence and support. I look to our bright future with you with great anticipation.

Warm regards,

Mark White

CEO, One Horizon Group, Inc.

Safe Harbor Statement

This news release may contain “forward-looking” statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the inability to enter into definitive agreements with MiLB, the continued appeal of MiLB to its fan base and uncertainty of consumer demand for the Company’s products, as well as additional risks and uncertainties that are identified and described in Company’s SEC reports. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

About One Horizon Group, Inc.

One Horizon Group, Inc. (NASDAQ: OHGI) is a media and digital technology acquisition company, which owns Love Media House, a full-service music production, artist representation and digital media business and an Asia-based secure messaging business and also holds a majority interest in 123Wish, a subscription-based, experience marketplace. For more information, please visit http://www.onehorizoninc.com

Darrow Associates Contacts for OHGI

Bernie Kilkelly/Jordan Darrow
(516) 236-7007
bkilkelly@darrowir.com